Exhibit 10.2

TRADEMARK LICENSE AGREEMENT

This Trademark License Agreement (this “Agreement”), dated as of June 7, 2023 (the “Effective Date”), is made by and between Inteli Property LLC, a Wyoming limited liability company, with an address at P.O. Box 9670, Jackson, Wyoming 83002 (“Inteli”), and Redwood Scientific Technologies, Inc., a Delaware corporation, with an address at 9007 Arrow Route, Suite 290, Rancho Cucamonga, California (“Redwood”). Inteli and Redwood are sometimes referred to herein each as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, Inteli owns the entire right, title and interest in and to certain trademarks and service marks used in connection with its business as set forth on Exhibit A attached hereto and made hereof, as may be supplemented or amended from time to time (collectively, the “Licensed Marks”); and

WHEREAS, Redwood wishes to use the Licensed Marks in connection with the operation of its business and affairs, and Inteli is willing to grant to Redwood a limited right and license to use the Licensed Marks subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.            License. Subject to the terms and conditions of this Agreement, Inteli hereby grants to Redwood during the Term (as defined below) the royalty-free, fully-paid, exclusive, worldwide, transferrable (subject to Section 8 below), sublicensable right and license to use the Licensed Marks in connection with the conduct of its business and affairs, including, without limitation, the advertising, marketing, distribution and sale of products and services identified in Inteli’s registrations and applications for the Licensed Marks as set forth on Exhibit A hereto and other products or services that the Parties may agree upon in writing from time to time.

2.            Standards of Use; Quality Control. Redwood acknowledges the high standards and reputation for quality of Inteli and symbolized by the Licensed Marks as of the Effective Date. Redwood shall at all times use the Licensed Marks in a manner consistent with Inteli’s standards and reputation. Redwood shall comply with all guidelines and specifications regarding the style, appearance and usage of the Licensed Marks as may be specified by Inteli. Redwood shall use proper notice symbols and legends as may be required under applicable law to maintain the Licensed Marks and Inteli’s rights therein. Inteli shall have the right to exercise quality control over all uses of the Licensed Marks under this Agreement to maintain the validity of the Licensed Marks and protect the goodwill associated therewith. For the purpose of monitoring compliance with the quality standards and the other requirements set forth in this Agreement, at the reasonable request of Inteli: (a) Inteli or its representative shall have the right to inspect Redwood’s and its sublicensees’ facilities on reasonable notice and during normal business hours; and (b) Redwood shall submit to Inteli a representative sample of any use of the Licensed Marks by Redwood or any sublicensee for Inteli’s review. Inteli shall have the right to require Redwood to make any changes or corrections with regard to such use of the Licensed Marks as Inteli may deem necessary to maintain the quality and goodwill associated with the Licensed Marks, and Redwood shall make and incorporate such changes or corrections promptly upon notice from Inteli and at Redwood’s sole cost and expense.

3.            Licensee Responsibility. As between the Parties, Redwood shall be solely responsible for and assume all costs and liabilities related to: (a) the quality of the licensed products and services bearing the Licensed Marks; (b) any defect in or of licensed products (whether such defect be in materials, workmanship or design) or failure of the licensed services; (c) product liability of the licensed products; (d) conformance of licensed products or services with all applicable laws, rules, regulations and standards; and (e) the promotion, sale, documentation and marketing of licensed products and services. Redwood shall be solely responsible for the payment and discharge of any taxes or duties relating to any transactions of Redwood, its subsidiaries, employees, contractors, agents or sublicensees, in connection with the manufacture, use, distribution, or sale of licensed products or services.

4.            Ownership and Non-Interference. Redwood acknowledges and agrees that Inteli owns and shall retain all right, title and interest in and to the Licensed Marks subject to the license granted in Section 1. All use by Redwood or any sublicensee of the Licensed Marks and all goodwill accruing therefrom shall inure solely to the benefit of Inteli. Inteli shall not: (a) challenge, or assist any third party in challenging, the validity of the Licensed Marks or any application or registration therefor; (b) contest the fact that its rights under this Agreement are solely those of a licensee; (c) use any trade name, trademark, service mark or other designation in a manner that would jeopardize the rights of Inteli in the Licensed Marks; or (d) do or encourage any act or omission that would invalidate or be likely to invalidate Inteli’s registrations or applications for the Licensed Marks.

5.             Prosecution, Maintenance and Enforcement. Inteli has the sole right, in its discretion and at its expense, to file, prosecute, and maintain all applications and registrations for the Licensed Marks. Redwood shall provide, at the request of Inteli and at Inteli’s expense, all necessary assistance with such filing, maintenance, and prosecution by Inteli. Redwood shall promptly notify Inteli in writing of any actual, suspected, or threatened infringement, misappropriation, or other violation of any Licensed Marks by any third party of which it becomes aware. Inteli has the sole right, in its discretion, to: (a) bring any action or proceeding with respect to any such infringement; (b) defend any declaratory judgment action concerning any Licensed Marks; and (c) control the conduct of any such action or proceeding (including any settlement thereof). Redwood shall provide Inteli with all assistance that Inteli may reasonably request, at Inteli’s expense, in connection with any such action or proceeding. Inteli shall be entitled to retain any monetary recovery resulting from any such action or proceeding (including any settlement thereof) for its own account.

6.             Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL OR PUNITIVE DAMAGES RELATING TO THIS AGREEMENT OR USE OF THE LICENSED MARKS HEREUNDER, WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, REGARDLESS OF WHETHER SUCH DAMAGE WAS FORESEEABLE AND WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

7.             Term and Termination. The term of this Agreement shall commence on the Effective Date and shall continue in effect until: (a) the Parties mutually agree in writing to terminate this Agreement; or (b) a Party breaches a material term or condition of this Agreement, and such breach remains uncured after ninety (90) days following such Party’s receipt of written notice thereof from the other Party (the “Term”). Upon termination of this Agreement, the license rights granted to Redwood under this Agreement shall immediately terminate and Redwood shall immediately cease all use of all Licensed Marks.

8.             Assignment. Neither Party shall assign or otherwise transfer this Agreement, in whole or in part, to any third party without the prior written consent of the other Party. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

9.            General Terms.

9.1       Expenses. Except as expressly set forth herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

9.2       Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Party at its address on file with the other Party or at such other address as may be furnished in writing.

9.3       Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

9.4       Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

9.5       Entire Agreement. This Agreement, including its Exhibits, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement, the Exhibits and any documents to be delivered hereunder, the statements in the body of this Agreement will control.

9.6       No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.7       Amendment; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by a Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The remedies of the Parties under this Agreement are cumulative and shall not exclude any other remedies to which each Party may be lawfully entitled.

9.8       Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule.

9.9       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, any of which may be executed and delivered in electronic format or by electronic means, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives.

INTELI PROPERTY LLC

By:	/s/ Jason Cardiff
Name:
Title:

REDWOOD SCIENTIFIC TECHNOLOGIES, INC.

By:	/s/ Jason Cardiff
Name:
Title:

Exhibit a

LICENSED MARKS

Mark	Country	Reg. No.	Reg. Date	Goods/Services
TBX-FREE	United States	5385474	January 23, 2018	IC 5: Smoking cessation preparations; Tobacco and smoking cessation preparations that temporarily reduce the desire to smoke; Drug delivery agents in the form of dissolvable films strips for smoking cessation preparations that temporarily reduce the desire to smoke that facilitate the delivery of pharmaceutical preparations